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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]


                               November 6, 1996



   StreamLogic Corporation
   21329 Nordhoff Street
   Chatsworth, CA  91311

               Re:  3,000,000 Shares of Common Stock
                    --------------------------------

   Ladies and Gentlemen:

            At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, of 3,000,000 shares of common stock, par value $1.00 per share (the "Shares") issuable upon exercise of warrants ("Warrants").

            In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized and upon issuance, delivery and payment therefor upon exercise of the Warrants in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

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LATHAM & WATKINS


   NOVEMBER 6, 1996
   PAGE 2

              We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                 Very truly yours,

                                 /s/ Latham & Watkins